EXHIBIT 99.1


                                    CONTACTS:
                                    ---------
Michael Delgado                    Phong Nguyen          Karen Snedeker
iNTELEFILM(SM) Corporation         AT&T Corp.            BlueFire Partners
612.925.8883                       612.376.5332          612.344.1000
mdelgado@intelefilm.com


FOR IMMEDIATE RELEASE
---------------------


      iNTELEFILM(SM) TO WORK WITH AT&T/EXCALIBUR FOR BROADBAND APPLICATIONS INTERNET/INTRANET SOLUTION IN FIRST STEP OF WEB-BASED CONTENT STRATEGIES

           VIDEO CONTENT MANAGEMENT SOFTWARE LEADER, EXCALIBUR, TEAMS
                   WITH iNTELEFILM IN VALUE-ADDED APPLICATION


         MINNEAPOLIS, DEC. 8, 1999 -- iNTELEFILM(SM) Corporation (Nasdaq:FILM), in development with AT&T and Excalibur Technologies Corporation (Nasdaq:EXCA), today announced the creation of INTELESOURCE.ORG, the only digital video archiving and retrieval service designed specifically for global advertising agencies - the core iNTELEFILM customer. AT&T and Excalibur will provide dynamic hosting, connectivity and video content management technologies for the data-based service. "The need for on-demand digital archiving and retrieval of video assets by global ad agencies has never been greater," said Christopher T. Dahl, iNTELEFILM's president and CEO. "We are very pleased to work with a broadband player like AT&T and to leverage Excalibur Screening Room's breakthrough video content management functionality." iNTELEFILM COO Jim Gilbertson added, "As the world's largest producer of television commercials servicing this market, we are excited to couple our agency relationships with the AT&T infrastructure and the new Excalibur architecture for managing video content over networks to take additional steps in Web-enabling our services." INTELESOURCE.ORG is a Web-based digitized video storage and retrieval service designed exclusively for use by global advertising agencies and their clients. Utilizing Excalibur Screening Room technologies powered by AT&T Labs technology, INTELESOURCE encodes television commercials with specific searchable criteria such as ISCI codes, clients, products,

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directors, producers, and creatives, empowering agencies and their clients to more efficiently manage and retrieve assets from their extensive video libraries. INTELESOURCE.ORG was developed and is being marketed in partnership with The Source Maythenyi (The Source), which has provided both text-base and video information services to major advertising agencies for more than 10 years.

         In addition, iNTELEFILM will be utilizing the AT&T/Excalibur products in an intranet application among its family of companies and their offices in New York, Los Angeles, San Francisco, Minneapolis, London and Sydney, Australia. The intranet will not only allow iNTELEFILM to better manage its own video archives but will provide a unique competitive advantage by providing agencies direct access to samples of the companies' creative work.

ABOUT AT&T

         AT&T Corp. is the world's premier communications and information services company, serving more than 90 million customers, including consumers, businesses and government. The company has annual revenues of more than $52 billion and 130,000 employees. It runs the world's largest, most sophisticated communications network and is the leading provider of long-distance, wireless services and direct Internet access. AT&T operates in more than 200 countries around the world.

ABOUT EXCALIBUR TECHNOLOGIES CORPORATION

         Founded in 1980, Excalibur Technologies Corporation (Nasdaq:EXCA) is the pioneer of innovative Knowledge Retrieval Software solutions that transform information into knowledge. Excalibur empowers people and enables organizations to quickly analyze, index, catalog, browse, access, search, retrieve and more easily share all enterprise knowledge assets, be they paper, text, images or video. The company is based in Vienna, Va. Contact Excalibur in North America at 800.788.7758.


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ABOUT iNTELEFILM

         iNTELEFILM(SM) Corporation, based in Minneapolis, is a leading source of services for the television commercial production industry, offering the most extensive production capability available in the United States and the exclusive services of established industry talent. The company plans additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its unique pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Subsidiary companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London, and Populuxe Pictures, New York. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at http://www.intelefilm.com.

Certain statements made in this press release constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the company's filings with the Securities and Exchange Commission. No assurance can be given that iNTELEFILM will consummate any acquisitions or that any such acquisitions will be profitable.


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12/08/99